UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2006

ENERGY TRANSFER EQUITY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2828 Woodside Street

Dallas, Texas 75204

(Address of principal executive offices, including zip code)

214-981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Reference is made to Item 1.01 of the Current Report on Form 8-K, dated September 14, 2006, filed by Energy Transfer Equity, L.P. (“ETE”) and Items 1.01 and 2.01 of the Current Report on Form 8-K, dated November 1, 2006, filed by ETE.

On December 1, 2006, Energy Transfer Partners, L.P. (“ETP”), a subsidiary of ETE, announced that it had completed its acquisition of Transwestern Pipeline Company, LLC (“Transwestern”). The acquisition was completed through a series of transactions, beginning on November 1, 2006, when ETP acquired all of the outstanding Class B membership interests in CCE Holdings, LLC (“CCEH”) from GE Energy Financial Services and certain other investors. On December 1, 2006, CCEH redeemed ETP’s 50% ownership in CCEH in exchange for 100% ownership of Transwestern. The series of transactions related to this acquisition was valued at $1.465 billion. ETP funded a portion of the Transwestern acquisition through its issuance to ETE, on November 1, 2006, of 26,086,957 Class G Units, representing limited partner interests, in exchange for a cash contribution of $1.2 billion.

Transwestern’s primary asset is the Transwestern Pipeline, a 2,500 mile interstate natural gas pipeline system connecting supply areas in the San Juan Basin in southern Colorado and northern New Mexico, the Anadarko Basin in the Mid-continent and the Permian Basin in west Texas to markets in the Midwest, Texas, Arizona, New Mexico and California. The Transwestern Pipeline interconnects with ETP’s existing intrastate pipelines in west Texas and to other interstate and intrastate pipelines located in west Texas.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release of Energy Transfer Partners, L.P., dated December 1, 2006, announcing completion of the Transwestern acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.

By: LE GP, LLC, its general partner

By:	/s/ John W. McReynolds
John W. McReynolds,
President and Chief Financial Officer

Dated: December 5, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Energy Transfer Partners, L.P., dated December 1, 2006, announcing completion of the Transwestern acquisition